EXHIBIT 99.1

Synthesis Energy Systems and China Environment State Investment Co. Execute First Project Agreement for 2 Billion Yuan ($307 Million) Planned Build-out with Lijin County Binhai New District to Supply Pipeline Hydrogen for Local Area Refineries

SES-CESI Project to Utilize SGT’s Clean Syngas to Produce Lower-cost Hydrogen for Refining Cleaner Transportation Fuels, Expands Clean Energy Market for SGT

HOUSTON, May 17, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), the global leader of full-range feedstock flexibility in advanced energy gasification technology, announced the Company and China Environment State Investment Company (CESI), a state-owned arm of the China Ministry of Environmental Protection that is charged with, and funded to, develop and invest in the energy conservation and environmental protection industry, signed their first joint project investment and cooperation agreement with Lijin County Binhai New District on May 17th. The SES-CESI platform projects will use SES Gasification Technology’s (SGT) clean syngas to produce lower-cost hydrogen needed for clean fuels production by refineries at the Lijin County Binhai New District industrial park in Dongying, Shandong Province. The build-out consists of three projects completed in phases with an estimated preliminary total investment by SES-CESI to be approximately 2 billion yuan ($307 million). The first project is estimated to cost approximately 700 million yuan ($107 million) and is expected to deliver 40,000Nm3/hr of 99.9% high purity hydrogen, as well as fuel gas, to the local refineries in the park. The project is currently owned 51% CESI and 49% SES, and the parties may offer equity positions to the major hydrogen customers of the project.

“We have placed significant effort into bringing this opportunity forward and are very pleased to have reached this milestone for our first project of the new SES-CESI platform. We will now focus on completing the documents required for government approvals and environmental permits and securing the hydrogen sales contracts, along with several related commercial and technical steps required prior to financing and starting construction,” said DeLome Fair, SES President and CEO. “In parallel, with CESI, we are continuing our work to bring in additional projects to the platform that vary in size and range between $75 million to over $400 million each in estimated installed costs.”

“Together with SES, we will move swiftly and are targeting to complete commercial development work on the coal-to-hydrogen project for Lijin County Binhai New District within 10 months so that we can start construction as soon as possible,” said Wang Wei, CESI Chairman. “We expect our next SES-CESI platform project to be in the similar timeframe. This includes submission of this second project’s feasibility studies to the relevant government authority for approval.”

The Binhai New District, named among “the 2015 ten most promising chemical industrial parks in China” by China Petroleum and Chemical Industry Federation, holds approximately 13,097 acres (80,000mu) of land zoned for industrial use and is one of the three key industrial parks in Dongying. Dongying houses the largest concentration of non-state-owned refineries in China, and is a city developed via the Shengli Oil Field. New petrochemical projects are not allowed to be built in Dongying except in the three industrial parks, and the Chinese Government is trying to move certain existing refineries into the three industrial parks. According to the investment agreement, other than refineries installing hydrogen production inside the refinery, the SES-CESI project will be the sole coal-to-hydrogen project for industrial customers in Binhai New District until the SES-CESI project reaches 2 billion yuan ($307 million) in total investment. In addition, the parties intend to pursue through cooperation with the local Shengli Oil Field, the reduction of CO2 by using CO2 from the SES-CESI hydrogen project for oil field flooding and to apply for national demonstration project status related to local oil field development.

Industrial hydrogen is increasing in demand in China due to high purity hydrogen being a significant required ingredient to upgrade transportation fuels to meet China’s National V Standards. In addition, the non-state-owned refineries are motivated to build new large-scale refineries that increase energy conservation, to replace their existing smaller scale facilities, in order to gain the right to use imported crude oil which requires more hydrogen. The current source of hydrogen for China’s refineries is primarily through an expensive methanol cracking process or reforming of expensive natural gas. Utilizing SGT syngas to produce hydrogen provides superior economic advantages that are expected to reduce the production cost for customers while enabling the project to provide attractive returns to its shareholders.

“Our goal is to bring clean energy technology to global markets where natural gas is expensive or unavailable and where cleaner energy is needed to meet growing demand. We are pleased to launch our first SES-CESI project that will bring Growth With Blue Skies to China, and excited that CESI’s Chairman Wang Wei and our Chairman Lorenzo Lamadrid were in Dongying for the contract signing which has received very strong local government support,” added Ms. Fair. “We look forward to replicating Growth With Blue Skies around the world, establishing a diversified installed base of earnings generating facilities, selling SGT’s clean syngas and, now, hydrogen, and providing clean power via SGT with our iGAS platform to the newly industrializing and developing world.”

About Synthesis Energy Systems, Inc.
Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas based energy. SGT enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, biomass, and municipal solid waste feedstocks. For more information, please visit: www.synthesisenergy.com.

About China Environment State Investment Co., Ltd
China Environment State Investment Co., Ltd (CESI), known in China as Zhonghuan Guotou, is a state owned enterprise established in Beijing under the China Ministry of Environmental Protection. CESI is focused on energy conservation and environmental protection, is devoted to developing and investing in the energy conservation and environmental protection industry. CESI has more than ten subsidiaries under its umbrella, currently focusing on four segments: waste water treatment, utilization of solid waste, clean energy, and city centralized heating.

SES Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to successfully partner our technology business; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets; our ability to reduce operating costs; our ability to timely complete our proposed projects with CHALCO; our ability to operate our Yima joint ventures profitably; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol; the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any; our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com